UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2026

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 857 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	TCRX	The Nasdaq Global Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 2, 2026, TScan Therapeutics, Inc. (the “Company”) initiated a prioritization strategy by which the Company will prioritize the preclinical development of its in vivo solid tumor program and pause further enrollment in its Phase 3 ALLOHA-2TM study of TSC-101. Pursuant to such strategy, the Company also implemented a workforce reduction of approximately 75% of the Company’s workforce (the “Strategic Reorganization”). The Company expects to substantially complete the Strategic Reorganization by the end of the fourth quarter of 2026. In connection with the Strategic Reorganization, the Company expects to incur approximately $4.1 million in employee-related costs, consisting primarily of pay continuation and related benefits. The Company expects that substantially all of these charges will result in future cash expenditures.

The charges the Company expects to incur in connection with the prioritization strategy are subject to a number of assumptions, risks and uncertainties, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, these actions.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2026, the Company received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”) failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) based upon the closing bid price of the Common Stock for the 30 consecutive trading days prior to the date of the Notice from Nasdaq. The Notice has no effect on the listing of the Company’s Common Stock at this time, and the Company’s Common Stock will continue to trade on the Nasdaq Global Market under the symbol “TCRX.”

The Company has been provided an initial compliance period of 180 calendar days, or until February 23, 2027, to regain compliance with the Minimum Bid Price Rule which requires that the closing bid price of the Common Stock meet or exceed $1.00 per share for a minimum of ten consecutive trading days.

If the Company does not regain compliance with Rule 5450(a)(1) by February 23, 2027, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to transfer to The Nasdaq Capital Market and meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period. If the Staff concludes that the Company will not be able to cure the deficiency, or if the Company does not regain compliance with the minimum bid price requirement within such additional 180 calendar day compliance period, the Staff will provide written notification to the Company that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel (“Panel”). However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to Panel, such appeal would be successful.

The Company will continue to monitor the bid price of the Common Stock and consider its available options to regain compliance with the Minimum Bid Price Rule. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Rule.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

In connection with the Strategic Reorganization, effective as of September 2, 2026 (the “Effective Date”), the employment of Jason A. Amello, the Company’s Chief Financial Officer, and Chrystal Louis, M.D., MPH, the Company’s Chief Medical Officer, was terminated.

Pursuant to that certain Employment Agreement, dated as of January 29, 2024, between the Company and Mr. Amello (the “Amello Employment Agreement”), Mr. Amello’s departure from the Company will constitute a Termination without Cause (as defined in the Amello Employment Agreement), and, in accordance therewith, subject to Mr. Amello executing a release in favor of the Company, Mr. Amello is contractually entitled to receive an amount equal to 12 months of his base salary and the Company shall pay COBRA premiums for Mr. Amello and his covered dependents for a period of up to 12 months.

Pursuant to that certain Employment Agreement, dated as of April 4, 2024, between the Company and Dr. Louis (the “Louis Employment Agreement”), Dr. Louis’s departure from the Company will constitute a Termination without Cause (as defined in the Louis Employment Agreement), and, in accordance therewith, subject to Dr. Louis executing a release in favor of the Company, Dr. Louis is contractually entitled to receive an amount equal to 12 months of her base salary and any unpaid target bonus compensation applicable to fiscal year 2025 and the Company shall pay COBRA premiums for Dr. Louis and her covered dependents for a period of up to 12 months.

The foregoing descriptions of the Amello Employment Agreement and the Louis Employment Agreement do not purport to be complete and are qualified by reference to the respective agreements, which have been filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 13, 2024 and Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2024, respectively.

Appointment of Principal Financial Officer and Principal Accounting Officer

As of the Effective Date, Gavin MacBeath, Ph.D., the Company’s Chief Executive Officer, assumed the duties of the principal financial officer and principal accounting officer of the Company. The information required by Items 401(b) and (e) of Regulation S-K with respect to Dr. MacBeath is included in the Company’s definitive proxy statement filed with the SEC on April 17, 2026, and is hereby incorporated by reference herein. There are no related party transactions between Dr. MacBeath, on the one hand, and the Company, on the other, reportable under Item 404(a) of Regulation S-K. In addition, there is no family relationship between any director or executive officer of the Company and Dr. MacBeath.

Item 7.01	Regulation FD Disclosure.

On September 2, 2026, the Company issued a press release announcing that it is strategically refocusing to prioritize its in vivo solid tumor program, advancing two product candidates to IND-enabling studies, as well as the Strategic Reorganization (the “Press Release”). The Company also released an updated company presentation. Copies of the press release and the updated company presentation are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The updated company presentation will also be available in the investor relations section of the Company’s website at https://ir.tscan.com. The Company also announced that it will host a webcast on Wednesday, September 2, 2026, at 8:30 a.m. ET, to discuss these updates. The live event can be accessed by visiting https://edge.media-server.com/mmc/p/a9hiygph, or via the Events and Presentations section of TScan’s website at https://ir.tscan.com/news-events/events-and-presentations. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K, and you should not consider any information on, or that can be accessed from, the Company’s website as part of this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The Company undertakes no obligation to update, supplement or amend the material attached hereto as Exhibits 99.1 and 99.2.

Item 8.01	Other Events.

On September 2, 2026, the Company issued the Press Release announcing it is strategically reorganizing to prioritize its in vivo solid tumor program, advancing two product candidates to IND-enabling studies, as well as the Strategic Reorganization. Key highlights are set forth below.

Solid Tumors

The Company is advancing a strategy to treat patients with in vivo-engineered TCR-T therapy candidates, initially as singleplexed therapy and ultimately as multiplexed therapy. The Company has now advanced its first two therapeutic candidates, one targeting PRAME and the other targeting MAGE-A4, into IND-enabling studies. The Company believes its in vivo engineering approach will overcome the key limitations of ex vivo-engineered autologous TCR-T, including the cost and difficulty of patient-specific manufacturing, the delay in getting product to patients, and the need for lymphodepletion. The Company expects to share preclinical data in Q1 2027 and file its first IND in Q3 2027, with plans to initiate Phase 1 development in Q4 2027.

Heme Malignancies

Data from the Phase 1 ALLOHA™ study of TSC-101 in patients with heme malignancies undergoing allogeneic hematopoietic cell transplantation (HCT) demonstrate an encouraging safety and clinical efficacy profile. Cohort A of the study demonstrated that patients treated with TSC-101 have more durable remissions and decreased relapse rates compared to control-arm patients. Additionally, early data from Cohort C, in which patients were treated with the commercial-ready manufacturing process, continue to validate the program. Despite being a cohort of patients at very high risk of relapse, all 13 of the patients currently being tracked show complete donor chimerism, including two patients who relapsed and then converted to complete donor chimerism after receiving either a third infusion of TSC-101 and/or additional targeted agents. One patient was previously disclosed to have a non-relapse mortality, unrelated to TSC-101. TSC-101 infusions continue to be generally well-tolerated and observed adverse events are consistent with post-HCT adverse events. These data provide encouraging proof-of-concept for TSC-101 in the post-transplant setting and support the potential of this therapeutic candidate.

Although these data support further development, the Company is pausing the heme malignancies program due to capital constraints. Before this pause, the trial had enrolled 7 patients on the treatment arm. The Company will continue to treat and follow these patients and conduct other study-related activities at significantly reduced ongoing costs. The Company remains committed to the care of patients and intends to continue collecting safety and efficacy data while exploring strategic partnerships that could continue to move the program forward.

Autoimmunity

The Company has identified the targets of pathogenic T-cells in HLA-B*27-associated autoimmune disorders, including ankylosing spondylitis, and is evaluating strategic partnerships for this program.

Organizational Changes

The restructuring is a result of a strategic decision to shift focus and dedicate resources to the Company’s solid tumor program. In association with pausing further development of the heme malignancies program, the Company is streamlining its operating plan and organizational structure, is eliminating its internal manufacturing organization, and is significantly reducing its research footprint. The strategic reorganization is expected to produce cumulative cost savings of $55.0 million through the end of 2027 and includes a workforce reduction of approximately 75%. The Company believes its available cash, cash equivalents and marketable securities as of June 30, 2026, will be sufficient to fund its planned operations into the fourth quarter of 2027.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report. These forward-looking statements involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K other than statements of historical fact, including statements about the Company’s future expectations, plans and prospects, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, operations and future expectations and plans and prospects for the Company, including the Company’s ability to regain compliance with the Minimum Bid Price Rule, the Company’s intentions to actively monitor the closing bid price of the Common Stock, anticipated actions to be taken by Nasdaq, and the Company’s plans to consider implementing available options to resolve the deficiency and regain compliance with the Minimum Bid Price Rule, statements related to reorganization, including costs and charges associated with the Company’s reorganizing efforts, statements regarding the cash runway and expectations around its extension, statements relating to the Company’s decision to strategically refocus to prioritize its in vivo solid tumor program, advancing two product candidates to IND-enabling studies, the timing related thereto and the expectations related thereto, partnership prospects for its heme malignancy and autoimmune programs, as well as any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s financial and operating results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements, including the risk that the Company cannot regain compliance to maintain its listing on Nasdaq, the risk that the reorganizing costs and charges associated with the Company’s reorganizing efforts may be greater than anticipated or incurred in different periods than anticipated; the risk that the Company’s reorganizing efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s reorganizing efforts may negatively impact the Company’s business operations and reputation; the risk that the Company’s reorganizing efforts may not generate their intended benefits to the extent or as quickly as anticipated, including with respect to the cash runway, as well as the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law even if new information becomes available in the future.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release, dated September 2, 2026

99.2	Company Presentation, dated September 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: September 2, 2026	By:	/s/ Gavin MacBeath, Ph.D.
Gavin MacBeath, Ph.D. Chief Executive Officer (Principal Executive Officer)